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                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549


                                   FORM 8-K
                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


Date of Report (date of earliest event reported): January 21, 1998

                              IDEX Corporation
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            (Exact name of registrant as specified in its charter)


          Delaware                     1-10235                  36-3555336
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(State or other jurisdiction)     (Commission File           (I.R.S. Employer
                                      Number)                  Identification
                                                                      Number)


630 Dundee Road, Suite 400        Northbrook, Illinois                     60062
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                   (Address of principal executive offices)



Registrant's telephone number                                     (847) 498-7070
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Item 2. Acquisition or Disposition of Assets

On January 21, 1998, IDEX Corporation ("IDEX") purchased the common stock of Gast Manufacturing Corporation for approximately $120 million. The purchase price, arrived at through arms-length negotiations between IDEX and Gast, is subject to an adjustment equal to the difference between certain targets provided in the contract and the amounts at closing. The purchase price was financed with borrowings under IDEX's U.S. credit facility and its Short Term Facility.


Gast Manufacturing designs, manufactures and distributes air moving products, including vacuum pumps, air motors, vacuum generators, regenerative blowers, and fractional horsepower compressors. The stock purchase of Gast included substantially all of Gast's assets including trade accounts receivable, inventory, machinery and equipment. IDEX intends to operate the acquired assets in the same business in which Gast operated.


Item 7. Financial Statements and Exhibits

It is impracticable to provide the required financial statements and pro forma information for Gast. Therefore, the required financial statements and pro forma information has not been included in this Form 8-K report filing. The required financial statements and pro forma financial information will be filed under cover of a report on Form 8-K within 60 days.








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                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.







                                                        IDEX Corporation




                        February 5, 1998        /s/     WAYNE P. SAYATOVIC
                                                -----------------------------
                                                        Wayne P. Sayatovic
                                                        Vice President-Finance,
                                                        Chief Financial Officer
                                                        and Secretary (Principal
                                                        Financial Officer)